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                                                                    EXHIBIT 10.1

                        STERLING CHEMICALS HOLDINGS, INC.
                            STERLING CHEMICALS, INC.

                   AMENDED AND RESTATED SUPPLEMENTAL PAY PLAN

                             PRELIMINARY STATEMENTS

A. Sterling Chemicals Holdings, Inc. and Sterling Chemicals, Inc. are Delaware corporations.

B. On March 8, 2001, the Holdings Board and the Chemicals Board (as such terms are defined below) approved a supplemental pay plan (the "Existing Plan").

C. On July 13, 2001, the Holdings Board and the Chemicals Board approved certain amendments to the Existing Plan.

D. The Holdings Board and the Chemicals Board desire to document such amendments to the Existing Plan by amending and restating the Existing Plan in its entirety, effective as of July 13, 2001 (the "Effective Date").

     NOW, THEREFORE, the Existing Plan is hereby amended and restated to read in its entirety as follows:

                                    ARTICLE I

                         Definitions and Interpretations

     Section 1.01. Definitions. Capitalized terms used in this Plan shall have the following respective meanings, except as otherwise provided or as the context shall otherwise require:

     "Applicable Multiplier" means, with respect to any Participant for any Calculation Date, the multiplier set forth below opposite such Participant's Salary Grade as of such Computation Date:

                 Salary Grade                          Applicable Multiplier
                 ------------                          ---------------------
     U.S. Salary Grades 25 through 28...............         0.0625
     U.S. Salary Grades 21 through 24...............         0.0500
     Canadian Salary Grade 15 and 16................         0.0500
     U.S. Salary Grades 19 and 20...................         0.0375
     Canadian Salary Grade 14.......................         0.0375
     U.S. Salary Grades 17 and 18...................         0.0250

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
     Canadian Salary Grades 12 and 13...............         0.0250


     "Base Salary" means, with respect to any Participant for any Calculation Date, such Participant's annual base salary as of such Computation Date.

     "Benefit Plan" means any employee benefit plan (including any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974), program, arrangement or practice maintained, sponsored or provided by Holdings or any Subsidiary, including those relating to bonuses, incentive compensation, retirement benefits, stock options, stock ownership or stock awards, healthcare and medical benefits, disability benefits, death benefits, disability, life, accident and travel insurance, sick leave, vacation pay or termination pay.

     "Bonus Plan" means the Sterling Chemicals, Inc. Bonus Plan, as amended, supplemented or modified from time to time in accordance with its terms.

     "Chairman" means the Chairman of the Board of Holdings or, in case of the absence or disability of the Chairman of the Board, the Chief Executive Officer of Holdings, or in the absence or disability of the Chairman of the Board or the Chief Executive Officer, the President of Holdings.

     "Chemicals" means Sterling Chemicals, Inc. and any successor to all or substantially all of the business, operations or assets thereof.

     "Chemicals Board" means the Board of Directors of Chemicals.

     "Company" means Holdings and the Subsidiaries, including Chemicals.

     "Compensation Committee" means the Compensation Committee of the Holdings Board.

     "Computation Date" means the last day of March, June, September and December of each year during the continuance of this Plan.

     "Holdings" means Sterling Chemicals Holdings, Inc. and any successor to all or substantially all of the business, operations or assets thereof.

     "Holdings Board" means the Board of Directors of Holdings.

     "Participants" means, except as otherwise provided in Section 2.01(b), (i) all salaried employees of the Company who are based in the United States and have a Salary Grade of 18 or higher, (ii) all salaried employees of the Company who are based in Canada and have a salary grade of 13 or higher and (iii) any salaried employee of the Company designated as a Participant in an Instrument of Designation executed and delivered by Holdings and such Participant in accordance with Section 2.01(b).


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     "Plan" means this Supplemental Pay Plan, as amended, supplemented or modified from time to time in accordance with its terms.

     "Salary Grade" means, with respect to any Participant for any Computation Date, such Participant's salary classification established by the Company as of such Computation Date.

     "Supplemental Pay" means, with respect to any Participant, any payments that the Company has made or is obligated to make to such Participant pursuant to Section 2.02(a).

     "Subsidiary" means any corporation, limited partnership, general partnership, limited liability company or other form of entity a majority of any class of voting stock or other voting rights of which is owned, directly or indirectly, by Holdings.

     Section 1.02. Interpretation. In this Plan, unless a clear contrary intention appears, (a) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Plan as a whole and not to any particular Article, Section or other subdivision, (b) reference to any Article or Section, means such Article or Section hereof and (c) the words "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

                                   ARTICLE II

                            Eligibility and Benefits

     Section 2.01. Eligible Employees. (a) This Plan is only for the benefit of Participants, and no other employees or personnel shall be eligible to participate in this Plan or to receive any rights or benefits hereunder.

     (b) The Chairman may from time to time designate as Participants under this Plan one or more salaried employees of the Company based in the United States having a Salary Grade of 17 or one or more salaried employees of the Company based in Canada having a Salary Grade of 12. Each such designation shall be evidenced by an Instrument of Designation signed by Holdings and the Participant substantially in the form of Exhibit A hereto. Each such Instrument of Designation, and the designation evidenced thereby, shall be binding on the Company. In the event that the Holdings Board thereafter determines that any such Participant should not continue to participate in this Plan, the Holdings Board shall be permitted, subject to the limitations set forth below, to terminate such Participant's participation in this Plan by providing such Participant with a written notice of such termination, which notice shall state that it is a termination notice given pursuant to this Section 2.01(b). Any such termination shall be and become effective on the first Computation Date occurring after written notice of such termination is delivered to such Participant. Upon the effective date of such termination, such Participant shall cease to be a Participant and, accordingly, such Participant shall no longer be

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entitled to receive any rights or benefits hereunder; provided, however, that such termination shall not (i) affect the rights or benefits of such Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or (ii) reduce or eliminate the amount of Supplemental Pay payable to such Participant hereunder that is determined by reference to the Computation Date that is the effective date of such termination.

     Section 2.02. Supplemental Pay. (a) On or before the tenth day after each Computation Date, the Company shall pay each Participant an amount equal to such Participant's Base Salary as of such Computation Date times such Participant's Applicable Multiplier as of such Computation Date; provided, however, that such Participant is an active employee of the Company as of the date such payment is made and, provided further, that (i) with respect to each payment determined by reference to the Computation Date March 31, 2001, the amount payable to each such Participant shall be reduced by two-thirds and (ii) with respect to each payment determined by reference to any other Computation Date, the amount payable to any Participant who became a Participant during the calendar quarter ending on such Computation Date shall be prorated based on the number of days in such calendar quarter that such Participant was a Participant under this Plan.

     (b) Notwithstanding anything to the contrary contained in this Plan or the Bonus Plan, the aggregate amount that may be or become payable under the Bonus Plan to any Participant hereunder based upon the Company's financial performance for any fiscal year shall be reduced, dollar for dollar, by the aggregate amount of Supplemental Pay paid to such Participant that was determined by reference to Computation Dates occurring within such fiscal year. To the extent of any inconsistencies between the terms of this Plan and the terms of the Bonus Plan, the terms of this Plan shall govern and control.

     (c) Participation in this Plan is voluntary. The Company may require that each eligible employee execute a participation agreement as a condition to becoming a Participant hereunder. By agreeing to participate in this Plan or by accepting any benefits under this Plan, a Participant unconditionally agrees for all purposes under this Plan to be bound by all of the terms and conditions of this Plan, including the provisions of Article III hereof.

     Section 2.03. Cost of Plan; Plan Unfunded; Participant's Rights Unsecured. The entire cost of this Plan shall be borne by the Company, and no contributions shall be required of the Participants. The Company shall not be required to establish any special or separate fund or make any other segregation of funds or assets to assure the payment of any benefit hereunder. The right of any Participant to receive the benefits provided for herein shall be an unsecured claim against the general assets of the Company.

                                   ARTICLE III

                               Dispute Resolution

     Section 3.01. Negotiation. Subject to Section 3.03, in case a dispute or controversy shall arise between any Participant (or any person claiming by, through or under any Participant)

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and the Company relating to or arising out of this Plan, either disputant may give written notice to the other disputant ("Dispute Notice") that it wishes to resolve such dispute or controversy by negotiations, in which event the disputants shall attempt in good faith to negotiate a resolution of such dispute or controversy. If the dispute or controversy is not so resolved within 30 days after the effective date of the Dispute Notice, subject to Section 3.03, either disputant may initiate arbitration of the matter as provided in Section 3.02. All negotiations pursuant to this Section 3.01 shall be held at the Company's principal offices in Houston, Texas (or such other place as the disputants shall mutually agree) and shall be treated as compromise and settlement negotiations for the purposes of the federal and state rules of evidence and procedure.

     Section 3.02. Arbitration. Subject to Section 3.03, any dispute or controversy arising out of or relating to this Plan which has not been resolved by negotiations in accordance with Section 3.01 within 60 days of the effective date of the Dispute Notice shall be finally settled by arbitration conducted expeditiously in accordance with the labor arbitration rules of the American Arbitration Association. The arbitrator shall be not empowered to award damages in excess of compensatory damages and each disputant shall be deemed to have irrevocably waived any damages in excess of compensatory damages. The arbitrator's decision shall be final and legally binding on the disputants and their successors and assigns. The fees and expenses of the arbitrator shall be borne solely by the non-prevailing disputant or, in the event there is no clear prevailing disputant, as the arbitrator deems appropriate. All arbitration conferences and hearings shall be held in Houston, Texas.

     Section 3.03. Exclusivity, etc. The dispute resolution procedures set forth in Sections 3.01 and 3.02 shall not apply to any matter which, by the express provisions of this Plan, is to be finally determined by the Compensation Committee or by an accounting firm or employee benefits firm unless and until the Compensation Committee, accounting firm or employee benefits firm issues its decision. Any such determination by the Compensation Committee or an accounting firm or employee benefits firm shall be final and may not be overturned unless such determination is found to be arbitrary and capricious or an abuse of discretion. No legal action may be brought with respect to this Plan except for the purpose of specifically enforcing the provisions of this Article III or for the purpose of enforcing any arbitration award made pursuant to Section 3.02.

                                   ARTICLE IV

                            Miscellaneous Provisions

     Section 4.01. Cumulative Benefits. Except as provided in Section 2.02(b) (or as may otherwise be agreed by the applicable Participant), the rights and benefits provided to any Participant under this Plan are cumulative of, and are in addition to, all of the other rights and benefits provided to such Participant under any Benefit Plan or any agreement between such Participant and the Company.

     Section 4.02. Amendment and Termination. The Holdings Board and the Chemicals Board shall be entitled to amend or terminate this Plan at any time and for any reason; provided,

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however, that no amendment or termination of this Plan shall (a) be or become effective other than on a Computation Date, (b) affect the rights or benefits of any Participant or the obligations of the Company accrued under this Plan as of the effective date of such termination or amendment or (c) reduce or eliminate the amount of Supplemental Pay payable to such Participant that is determined by reference to the Computation Date that is the effective date of such amendment or termination for such Participant. For purposes of this Section 4.02, the termination of a Participant's participation in this Plan in accordance with
Section 2.01(b) shall not be deemed to be an amendment or termination of this Plan.

     Section 4.03. Administration. (a) The Compensation Committee is, as respects the rights and obligations of all parties with an interest in this Plan, given the powers, rights and duties specifically stated elsewhere in this Plan and, in addition, is given full power and final discretionary authority to:

          (i) make determinations with respect to the administration of this Plan, construe and interpret its provisions, take all other actions deemed necessary or advisable for the proper administration of this Plan and determine all questions arising under this Plan, including the power to determine the rights or eligibility of Participants and any other persons, and the amounts of their benefits under this Plan, and to remedy ambiguities, inconsistencies or omissions;

          (ii) adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of this Plan;

          (iii) enforce this Plan in accordance with its terms and in accordance with any rules of procedure and regulations adopted by the Compensation Committee pursuant to clause (ii) above; and

          (iv) employ agents, attorneys, accountants or other persons (who also may be employed by the Company), and allocate or delegate to them such powers, rights and duties as the Compensation Committee may consider necessary or advisable to properly carry out the administration of this Plan; provided, however, that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants or other persons are in writing.

The Compensation Committee shall have no authority to change or modify the level of benefits provided for Participants under this Plan. No discretionary action by the Compensation Committee shall amend or supersede the express provisions of this Plan.

     (b) Subject to applicable law, any determination, construction or interpretation of the provisions of this Plan, and any decision on any matter within the discretion of the Compensation Committee, that is made by the Compensation Committee in good faith shall be binding on all persons. In case of any claim that the Compensation Committee (or any member thereof) did not act in good faith, the burden of proof shall rest with the person or entity claiming the absence of good faith.

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     (c) The members of the Compensation Committee shall receive no additional compensation for their services relating to this Plan. Any expenses properly incurred by the Compensation Committee incident to this Plan, including the cost of any bond required by applicable law, shall be paid by the Company.

     (d) The Company shall indemnify and hold harmless each member of the Compensation Committee against and all expenses and liabilities arising out of his or her administrative functions or fiduciary responsibilities, including any expenses and liabilities that are caused by or result from an act or omission constituting the negligence of such member in the performance of such functions or responsibilities, but excluding expenses and liabilities that are caused by or result from such member's own gross negligence or willful misconduct. Expenses against which such member shall be indemnified hereunder shall include, without limitation, the amounts of any settlement or judgment, costs, counsel fees and related charges reasonably incurred in connection with a claim asserted or a proceeding brought or settlement thereof.

     Section 4.04. Assignability. The Company shall have the right to assign this Plan and to delegate its duties and obligations hereunder, but not otherwise; provided, however, that no such assignment shall relieve or discharge the Company of or from any of its obligations under this Plan. Unless otherwise approved by the Compensation Committee, no Participant shall transfer or assign any of his or her rights under this Plan except by will or the laws of descent and distribution. Except as otherwise provided by law, no benefit, right or interest of any Participant under this Plan shall be subject to pledge, encumbrance or charge, seizure, attachment or legal, equitable or other process, or be liable for, or subject to, debts, liabilities or other obligations.

     Section 4.05. Consolidations, Mergers, Etc. Each of Holdings and Chemicals will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of its business, operations or assets to expressly assume and agree to perform this Plan in writing, in the same manner and to the same extent that Holdings or Chemicals, as the case may be, would be required to perform hereunder if no such succession had taken place.

     Section 4.06. Benefit and Burden. This Plan shall be binding upon and inure to the benefit of the Company and its successors and assigns. This Plan and all rights of each Participant shall inure to the benefit of and be enforceable by such Participant and his or her personal or legal representatives, executors, administrators, heirs and permitted assigns. If any Participant should die while any amounts are due and payable to such Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such Participant's devisees, legatees or other designees or, if there be no such devisees, legatees or other designees, to such Participant's estate.

     Section 4.07. Notices. All notices and other communications provided for in this Plan shall be in writing and shall be sent, delivered or mailed, addressed
(a) if to Holdings, Chemicals or any other Subsidiary, at Holdings' principal office address or such other address as

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Holdings may have designated by written notice to all Participants for purposes hereof, directed to the attention of the Treasurer, and (b) if to any Participant, at his or her residence address on the records of Holdings or to such other address as he or she may have designated to Holdings in writing for purposes hereof. Each such notice or other communication shall be deemed to have been duly given or mailed by United States registered mail, return receipt requested, postage prepaid, except that any change of notice address shall be effective only upon receipt.

     Section 4.08. Withholdings. The Company shall have the right to deduct from any Supplemental Pay all taxes (federal, state or other) and other payments which it is required to withhold therefrom.

     Section 4.09. No Employment Rights Conferred. Nothing contained in this Plan shall (a) confer upon any Participant any right with respect to continuation of employment with the Company or (b) subject to the rights and benefits of any Participant hereunder, interfere in any way with the right of the Company to terminate such Participant's employment at any time.

     Section 4.10. Currency. All sums and amounts payable or to become payable pursuant to this Plan shall be payable and paid in currency of the United States of America; provided, however, that if any sum or amount payable or to become payable pursuant to this Plan is to be made to any Participant who is based outside of the United States, then such sum or amount shall be paid in the currency of the country in which such Participant was based on the relevant due date, with such sum or amount to be converted from United States dollars into such other currency at the rate of exchange for such currencies prevailing on the business day immediately preceding such due date.

     Section 4.11. Governing Law. This Plan shall be governed in accordance with the laws of the State of Texas (without giving effect to conflicts of laws principles thereof) and applicable federal law.

     IN WITNESS WHEREOF, and as conclusive evidence of the adoption of this Plan by the Holdings Board and the Chemicals Board, Holdings and Chemicals have each caused this Plan to be duly executed in its name and behalf by its proper officer thereunto duly authorized as of March 1, 2001.



                                   STERLING CHEMICALS HOLDINGS, INC.



                                   By:
                                       -----------------------------------------
                                       Frank P. Diassi, Chairman of the Board


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                                   STERLING CHEMICALS, INC.



                                   By:
                                       -----------------------------------------
                                       Frank P. Diassi, Chairman of the Board

                                    EXHIBIT A

                        STERLING CHEMICALS HOLDINGS, INC.

                            Instrument of Designation


     THIS INSTRUMENT OF DESIGNATION (this "Instrument") is intended to evidence the designation by the Chairman of the Board of Sterling Chemicals Holdings, Inc., a Delaware corporation (the "Corporation"), of the undersigned employee as a "Participant," within the meaning of that certain Supplemental Pay Plan of the Corporation and Sterling Chemicals, Inc., a Delaware corporation.

     IN WITNESS WHEREOF, the Corporation has caused its duly authorized officer to execute this Instrument effective as of the date set forth below.


Dated:                                STERLING CHEMICALS HOLDINGS, INC.
       -------------------


                                      By:
                                          --------------------------------------
                                          Frank P. Diassi, Chairman of the Board


EMPLOYEE:



-----------------------------------
Printed Name:
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                                      A-i